                      MORGAN STANLEY HIGH YIELD FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                      AMOUNT OF      % OF    % OF
                                        OFFERING        TOTAL           SHARES     OFFERING  FUNDS
    SECURITY       PURCHASE/  SIZE OF   PRICE OF      AMOUNT OF       PURCHASED   PURCHASED   TOTAL               PURCHASED
    PURCHASED     TRADE DATE  OFFERING   SHARES        OFFERING        BY FUND     BY FUND   ASSETS    BROKERS      FROM
---------------------------------------------------------------------------------------------------------------------------
   Washington                                                                                          Goldman,
Mutual Preferred                                                                                       Sachs &
 Fund 9.759% due                                                                                         Co.,
   12/31/2049      10/18/07      --      $100.00  $1,000,000,000.00  $400,000.00    0.04%     0.45%     Credit     Goldman
                                                                                                       Suisse,      Sachs
                                                                                                       Lehman
                                                                                                      Brothers,
                                                                                                       Morgan
                                                                                                      Stanley
                                                                                                      Goldman,     Goldman
                                                                                                       Sachs &       Sachs
                                                                                                     Co., Citi,
                                                                                                       Credit
      Texas                                                                                            Suisse,
   Competitive                                                                                        JPMorgan,
Electric 10.250%                                                                                       Morgan
  due 11/1/2015                                                                                        Stanley,
    Series B       11/29/07      --      $ 95.00  $2,000,000,000.00   375,000.00    0.01%     0.41%    Lehman
                                                                                                       Brothers
                                                                                                       Banc of
                                                                                                       America
 Banc of America                                                                                      Securities
  Comm Mtg 2007                                                                                          LLC,
   5.7451% due     11/09/07      --      $100.55  $  817,600,000.00  $450,000.00    0.55%     0.52%     Lehman     Banc of
    2/10/2051                                                                                         Brothers,    America
                                                                                                       Morgan
                                                                                                       Stanley
                                                                                                       Lehman
                                                                                                      Brothers,
                                                                                                      Goldman,
                                                                                                       Sachs &
                                                                                                     Co., Bear,
                                                                                                      Stearns &
                                                                                                      Co., Inc,
                                                                                                       Bank of
                                                                                                       America
                                                                                                     Securities
                                                                                                     LLC, Citi,     Lehman
 Freddie Mac PFD   11/29/07      --      $ 25.00  $6,000,000,000.00        3,800    0.00%     0.11%    Credit      Brothers
     8.375%                                                                                            Suisse,
                                                                                                      Deutsche
                                                                                                        Bank
                                                                                                     Securities,
                                                                                                       Morgan
                                                                                                      Stanley,
                                                                                                         UBS
                                                                                                     Investment